                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            SOTHEBY'S HOLDINGS, INC.

                                   As amended
                             through August 3, 2000

                                      INDEX

                                       TO

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            SOTHEBY'S HOLDINGS, INC.


                                                                                                          Page
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
Article I - MEETINGS OF SHAREHOLDERS

             Section 1.01            Place of Meetings.......................................................1
             Section 1.02            Annual Meeting..........................................................1
             Section 1.03            Special Meetings of Business;  Agent for Service of Process.............1
             Section 1.04            Notice of Meetings......................................................2
             Section 1.05            Waiver of Notice........................................................2
             Section 1.06            Inspectors of Election..................................................2
             Section 1.07            Quorum and Adjournment..................................................3
             Section 1.08            Vote of Shareholders....................................................3
             Section 1.09            Proxies.................................................................3
             Section 1.10            Consents................................................................3
             Section 1.11            Organization of Shareholders' Meetings..................................4

Article II - DETERMINATION OF VOTING, DIVIDEND, AND OTHER RIGHTS.............................................4

Article III - DIRECTORS

             Section 3.01            General Powers..........................................................5
             Section 3.02            Number, Qualifications, and Term of Office..............................5
             Section 3.03            Place of Meetings.......................................................5
             Section 3.04            Annual Meeting..........................................................5
             Section 3.05            Special Meetings........................................................6
             Section 3.06            Quorum and Manner of Action.............................................6
             Section 3.07            Compensation............................................................6
             Section 3.08            Removal of Directors....................................................6
             Section 3.09            Resignations............................................................7
             Section 3.10            Vacancies...............................................................7

             Section 3.11            Organization of Board Meeting...........................................7

Article IV - ADVISORY COMMITTEE

             Section 4.01            Advisory Committee:  Constitution and Powers............................7
             Section 4.02            Meetings of Advisory Committee..........................................8
             Section 4.03            Vacancies in Advisory Committee.........................................8

Article V - COMMITTEES OF THE BOARD .........................................................................8

Article VI - OFFICERS

             Section 6.01            Officers................................................................8
             Section 6.02            Term of Office and Resignation..........................................9
             Section 6.03            Removal of Elected Officers.............................................9
             Section 6.04            Vacancies...............................................................9
             Section 6.05            Compensation............................................................9
             Section 6.06            The Chairman of the Board..............................................10
             Section 6.07            The President..........................................................10
             Section 6.08            The Chief Operating Officer............................................10
             Section 6.09            The Vice President.....................................................10
             Section 6.10            The Secretary..........................................................10
             Section 6.11            The Chief Financial Officer............................................11
             Section 6.12            The Treasurer..........................................................11

Article VII - INDEMNIFICATION

             Section 7.01            Indemnification .......................................................11
             Section 7.02            Advancement of Expenses................................................12
             Section 7.03            Indemnification:  Insurance............................................12
             Section 7.04            Indemnification:  Constituent Corporations.............................12

Article VIII - SHARE CERTIFICATES

             Section 8.01            Form; Signature........................................................13
             Section 8.02            Transfer Agents and Registrars.........................................13
             Section 8.03            Transfers of Shares....................................................13
             Section 8.04            Registered Shareholders................................................14
             Section 8.05            Lost Certificates......................................................14

Article IX

             Section 9.01            Fiscal Year............................................................14
             Section 9.02            Signatures on Negotiable Instruments...................................14
             Section 9.03            Dividends..............................................................15
             Section 9.04            Reserves...............................................................15
             Section 9.05            Seal...................................................................15

             Section 9.06            Corporation Offices....................................................15

Article X - AMENDMENTS

             Section 10.01           Power to Amend.........................................................16

Article XI - ELECTION NOT TO BE GOVERNED BY CHAPTER 7B
                OF THE BUSINESS CORPORATION ACT.............................................................16

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            SOTHEBY'S HOLDINGS, INC.




                                    Article I

                            MEETINGS OF SHAREHOLDERS

Section 1.01. PLACE OF MEETINGS.

  Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 1.02. ANNUAL MEETING.

  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date during the months of April, May, or June as the Chairman of the Board, the chief executive officer or the board of directors shall designate, and at such hour as may be named, in the notice of said meeting. If the election of directors shall not be held on the date so designated for any annual meeting or at any adjournment of such meeting, the board of directors shall cause the election to be held at a special meeting as soon thereafter as it conveniently may be held.

Section 1.03. SPECIAL MEETINGS.

  A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board, the President, or pursuant to a resolution of the Board of Directors, or upon written request by a shareholder or shareholders holding of record at least twenty-five percent (25%) of the combined voting power of all outstanding shares (including the Class A Limited Voting Stock and Class B Common Stock) of the corporation.

Section 1.04. NOTICE OF MEETINGS.

  A written notice of the place, date, and hour of each meeting, whether annual or special, and any adjournment thereof, shall be given personally or by mail to each shareholder of record entitled to vote thereat at least ten (10) but not more than sixty (60) days prior to the meeting unless a shorter time is provided by the Michigan Business Corporation Act and is fixed by the board of directors. The notice of any special meeting shall also state the purpose or purposes for which the meeting is called and by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If any notice, as provided in this Section
1.04 is mailed, it shall be directed to the shareholder in a postage prepaid envelope at his address as it appears on the corporation's record of shareholders.

Section 1.05. WAIVER OF NOTICE.

  Notice of meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by him except when the shareholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.06. INSPECTORS OF ELECTION.

  The board of directors, or any officer or officers duly authorized by the board of directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any facts or matters found or determined by them and execute a certificate with respect thereto.

Section 1.07. QUORUM AND ADJOURNMENT.

  At all meetings of shareholders, except as otherwise provided by statute or the articles of incorporation, the holders of the number of shares possessing a majority of the voting power of all shares entitled to vote thereat, present in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. The shareholders present in person or by proxy at any of such meetings at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. By a vote of the majority of shareholders present, in person or by proxy, whether or not a quorum is present, the meeting may, from time to time, be adjourned, by resolution to another place and time, for a period not exceeding fourteen (14) days in any one case. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.08. VOTE OF SHAREHOLDERS.

  Each shareholder having the right to vote shall be entitled at every meeting of shareholders to (i) one (1) vote for every share of Class A Limited Voting Common Stock and (ii) ten (10) votes for every share of Class B Common Stock standing in his name on the record date of shareholders fixed by the board of directors pursuant to Article II of these by-laws. Whenever any corporate action is to be taken by vote at a meeting of the shareholders, it shall, except as otherwise required by statute or by the articles of incorporation, be authorized by a majority of the votes cast by such holders present in person or by proxy and entitled to vote, a quorum being present as provided in Section 1.07.

Section 1.09. PROXIES.

 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. A shareholder may authorize a valid proxy by executing a written instrument signed by such shareholder, or by causing his signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (including, but not limited to, telephone, e-mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) to the person or persons designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by telegram, cablegram, or other electronic transmission must either set forth or be submitted with information (such as, by way of example and not of limitation, a passcode) from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original or writing or transmission. No proxy shall be valid after the expiration of one (1) year from the date thereof unless otherwise provided in the proxy.

Section 1.10. CONSENTS.

  Any action required or permitted by the Michigan Business Corporation Act to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all of the shareholders entitled to vote thereon consent thereto in writing; provided, however, if authorized by the articles of incorporation, any action required or permitted by the Michigan Business Corporation Act or by these by-laws to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent, as herein provided, shall be given to shareholders who have not consented in writing.

Section 1.11. ORGANIZATION OF SHAREHOLDERS'MEETINGS.

  At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence or at his direction, the President or, in his absence, a Vice-President, or, in the absence of the Chairman of the Board, the President and Vice-President, a chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman, shall act as secretary.

                                   Article II

                            DETERMINATION OF VOTING,
                           DIVIDEND, AND OTHER RIGHTS

  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than thirty (30) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed.

                                   Article III

                                    DIRECTORS

Section 3.01. GENERAL POWERS.

  The business and all the powers of the corporation, and the stock, property, and affairs of the corporation, except as otherwise provided by the articles of incorporation, the by-laws, or by statute, shall be managed by the board of directors.

Section 3.02. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE.

  The number of directors shall be not more than sixteen (16) nor less than seven (7), but each such number may be decreased or increased by amendment of these by-laws by a vote of the shareholders of record holding the number of shares possessing a majority of the voting power entitled to vote. The board, at the time of the adoption of these restated by-laws, shall consist of eight (8) directors. Thereafter, within the limits above specified, the number of directors may be determined, between annual meetings of the shareholders, by resolution of the board of directors. Except as otherwise provided by statute, the articles of incorporation, or these by-laws, the directors, who need not be shareholders, shall be elected at the annual meeting of the shareholders and shall hold office for the period of one (1) year and until their successors shall be duly elected and qualified, or until death, resignation, or removal.

Section 3.03. PLACE OF MEETINGS.

  Meetings of the board of directors, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the board of directors.

Section 3.04. ANNUAL MEETING.

  The board of directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers, and the transaction of other business, on the same day and at the same place at which the shareholders' meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time and place as shall be specified in a notice to be given as hereinafter provided for special meetings of the board of directors, or according to consent and waiver of notice thereof signed by all directors.

Section 3.05. SPECIAL MEETINGS.

  Special meetings of the board of directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date, hour, and purpose of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, telecopier, cable, or radio, or be delivered personally or by telephone, not later than the fifth (5th) calendar day before the day on which the meeting is to be held. Notice of any meeting of the board of directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, either prior to or at the commencement of such meeting, the lack of notice to him. Unless limited by statute, the articles of incorporation, these bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

Section 3.06. QUORUM AND MANNER OF ACTION.

  A majority of the directors in office at the time of any annual or special meeting of the board of directors, present in person, shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majority of the directors present at the time of such vote, if a quorum is present at the time of such vote, shall be the act of the board of directors, except as otherwise required by statute or the articles of incorporation. A majority of the directors present, whether or not a quorum is present, may by resolution, from time to time, adjourn any meeting to another place and time for a period not exceeding fourteen (14) days in any one case. If the directors shall severally and/or collectively consent in writing to any act taken or to be taken by the corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the board of directors.

Section 3.07. COMPENSATION.

  By resolution of the board of directors a fixed annual or other fee as well as a fixed sum and expenses may be allowed for attendance at each annual or special meeting of the board of directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.08. REMOVAL OF DIRECTORS.

  By a vote of the number of shares possessing a majority of the voting power of all shares of stock outstanding and entitled to vote, one or more or all of the directors may be removed from office at any time for or without cause.

Section 3.09. RESIGNATIONS.

  Any director may resign at any time by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10. VACANCIES.

  Any newly created directorships and vacancies occurring on the board of directors by reason of death, resignation, retirement, disqualification, or removal shall be temporarily filled by a vote of a majority of the directors then in office, even though less than a quorum. Any director elected by the board of directors to fill a vacancy temporarily shall hold office for the unexpired portion of the term of his predecessor subject to these by-laws.

Section 3.11. ORGANIZATION OF BOARD MEETING.

  At each meeting of the board of directors, the Chairman or, in his absence or at the Chairman's direction, the President or, in his absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting.

                                   Article IV

                               ADVISORY COMMITTEE

Section 4.01. ADVISORY COMMITTEE: CONSTITUTION AND POWERS.

  The board of directors, by resolution adopted by a majority of the entire board, may designate an advisory committee (to be known as the "Advisory Committee" or "Advisory Board"), the members of which need not be directors of the corporation but shall be prominent members of the art or business communities of the world. The advisory committee and its members shall serve at the pleasure of the board of directors and shall advise the board as to matters relating to conditions in the national and international art markets and shall recommend actions that the corporation may take in respect thereto. The compensation, if any, of the members of the advisory committee shall be fixed from time to time by the board of directors. The advisory committee, as such, shall have no rights, powers, duties, authority, or responsibilities in respect of the corporation or its shareholders but shall be entitled to all of the indemnifications to which a member of the board of directors is entitled.

Section 4.02. MEETINGS OF ADVISORY COMMITTEE.

  Meetings of the advisory committee shall be held at least annually or more frequently, and at such time and place, as shall from time to time be determined by resolution of the advisory committee or its chairman, who shall be the Chairman of the Board. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

Section 4.03. VACANCIES IN ADVISORY COMMITTEE.

  Any newly created memberships and vacancies occurring in the advisory committee may be filled only by resolution adopted by a majority of the entire board of directors.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

    The corporation may have such committees of the board, consisting of two or more directors, as the board of directors shall, by resolution from time to time, determine, which shall have such powers and authority as designated by the board of directors. The operation of each such committee shall be as determined by the board of directors.

                                   Article VI

                                    OFFICERS

Section 6.01. OFFICERS.

  The elected officers of the corporation shall be a Chairman of the Board (sometimes herein referred to as the "Chairman"), a President, one or more Vice-Presidents, a Secretary, a Chief Financial Officer and a Treasurer. The board of directors may also appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except that an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the articles of incorporation or the by-laws to be executed, acknowledged or verified by two or more officers.

Section 6.02. TERM OF OFFICE AND RESIGNATION.

  So far as practicable, all elected officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office at the pleasure of the board of directors. Any elected or appointed officer may resign at any time by giving written notice to the board of directors, the Chairman, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.03. REMOVAL OF ELECTED OFFICERS.

  Any elected officer may be removed at any time, with or without cause, by vote at any meeting of the board of directors of a majority of the entire board of directors.

Section 6.04. VACANCIES.

  If any vacancy shall occur in any office for any reason, the board of directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 6.05. COMPENSATION.

  The compensation, if any, of all elected or appointed officers of the corporation shall be fixed by the board of directors or by a committee of the board of directors established for such purpose.

Section 6.06. THE CHAIRMAN OF THE BOARD.

  The Chairman of the Board (sometimes herein the "Chairman") shall preside at all meetings of the shareholders and board of directors and shall appoint all standing and special committees as are deemed necessary in the conduct of the business. The Chairman of the Board shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him. The board of directors may also designate one or more Vice Chairman(men) of the board.

Section 6.07. THE PRESIDENT.

  The President shall, if the board of directors shall so determine, be the chief executive officer and/or the chief operating officer and in the absence of the Chairman of the Board shall preside at all meetings of the board of directors. The President shall perform such other duties as are usually ascribed to that office, such as are directed by the Chairman, and such as are required by the by-laws or the resolutions of the board of directors.

Section 6.08.  THE CHIEF OPERATING OFFICER.

  The Chief Operating Officer shall perform such duties as are usually ascribed to that office, as are directed by the Chairman of the Board or the President, and as are required by the by-laws or action of the board of directors.

Section 6.09. THE VICE-PRESIDENT.

  The Vice-President, and such grades thereof (including, but not limited to, the grades of Executive Vice President and Senior Vice President) as shall be determined by the board of directors from time to time, or if there is more than one Vice-President, each Vice-President, shall have such powers and discharge such duties as may be assigned to him from time to time by the Chairman of the Board, the President, the Chief Operating Officer, any more senior grade of Vice-President and/or the board of directors.

Section 6.10. THE SECRETARY.

  The Secretary shall attend all meetings of the board of directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the board of directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the board of directors and committees thereof; he shall have custody of the corporate seal, and, when authorized by the board of directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signatures of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers, and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman or the President shall perform his duties.

Section 6.11. THE CHIEF FINANCIAL OFFICER.

  The Chief Financial Officer shall have the care and custody of all the funds of the corporation and shall deposit the same in such banks or other depositories as the board of directors, or any officer and agent jointly, duly authorized by the board of directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the corporation, and shall render a statement of his accounts whenever the board of directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the corporation, and shall generally perform all duties usually appertaining to the office of Chief Financial Officer of a corporation. When required by the board of directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall approve. In the absence of the Chief Financial Officer, such person as shall be designated by the Chairman or the President shall perform his duties.

Section 6.12. TREASURER.

  The Treasurer shall perform such duties and have such powers and responsibilities as shall be assigned to him from time to time by the Chief Financial Officer, the Chairman, the President, and/or the board of directors. When required by the board of directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Financial Officer, the Chairman or the President shall perform his duties.

                                   Article VII

                                 INDEMNIFICATION

Section 7.01. INDEMNIFICATION.

  Subject to and in accordance with the provisions of the corporation's articles of incorporation, the corporation has the power to (and shall if so provided in the corporation's articles of incorporation) indemnify any person (and the heirs, executors, and administrators of any such person) against any loss, cost, damage, fine, penalty, or expense (including attorneys' fees) suffered, incurred, assessed, or imposed by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

Section 7.02. ADVANCEMENT OF EXPENSES.

  Expenses incurred in defending or settling a civil or criminal action, suit, or proceeding to which any person described in Section 7.01 is or was a party, or is or was threatened to be made a party, may be paid by the corporation in advance in accordance with and subject to the provisions of the corporation's articles of incorporation.

Section 7.03. INDEMNIFICATION: INSURANCE.

  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is liable as a director of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the corporation would have power to indemnify him against such liability under the provisions of this Article VII or under the applicable provisions of law.




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Section 7.04. INDEMNIFICATION: CONSTITUENT CORPORATIONS.

  For the purposes of this Article VII, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall his heirs, executors, and administrators) stand in the same position, under the provisions of this Article, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                  Article VIII

                               SHARE CERTIFICATES

Section 8.01. FORM; SIGNATURE.

  The shares of the corporation shall be represented by certificates in such form or forms as shall be determined by the board of directors and shall be signed by the Chairman of the Board, President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 8.02. TRANSFER AGENTS AND REGISTRARS.

  The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states or localities within or outside the United States as the board of directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 8.03. TRANSFERS OF SHARES.

  Transfers of shares shall be made on the books of the corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and a power of transfer endorsed thereon or




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




attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require. Any such transfer shall be made without charge to the transferor or transferee except for stock transfer taxes levied by any governmental authority having jurisdication over such transfer. To the extent that all shares represented by a certificate are not transferred, a certificate representing the balance of the shares shall be issued to the transferor without charge.

Section 8.04. REGISTERED SHAREHOLDERS.

  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 8.05. LOST CERTIFICATES.

  In case any certificate representing shares shall be lost, stolen, or destroyed, the board of directors, or any officer or officers duly authorized by the board of directors, may authorize, without charge, except as hereinafter provided, the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity, at such applicant's sole cost and expense, as may by them be required.

                                   Article IX

                                  MISCELLANEOUS

Section 9.01. FISCAL YEAR.

  The board of directors from time to time shall determine the fiscal year of the corporation.




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Section 9.02. SIGNATURES ON NEGOTIABLE INSTRUMENTS.

  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the board of directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the board of directors.

Section 9.03. DIVIDENDS.

  Except as otherwise provided in the articles of incorporation, dividends upon the shares of the corporation may be declared and paid as permitted by law in such amounts as the board of directors may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the articles of incorporation.

Section 9.04. RESERVES.

  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors deems conducive to the interest of the corporation; and in its discretion, the board of directors may decrease or abolish any such reserve.

Section 9.05. SEAL.

  The board of directors shall provide a corporate seal which shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed "SEAL".

Section 9.06. CORPORATION OFFICES.

  The registered office of the corporation shall be as set forth in the articles of incorporation. The corporation may also have offices in such places as the board of directors may from time to time appoint or the business of the corporation require. Such offices may be outside the State of Michigan.



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                                    Article X

                                   AMENDMENTS

Section 10.01. POWER TO AMEND.

  Except as otherwise specifically provided in the articles of incorporation, these bylaws may be amended, repealed, or adopted by vote of the holders of the number of shares possessing a majority of the voting power of all shares at the time entitled to vote (determined without regard to the second paragraph of Section 2.A. of Article III of the articles of incorporation) or by majority of the entire board of directors. Except as otherwise specifically provided in the articles of incorporation, any by-law adopted by the board of directors may be amended or repealed by shareholders entitled to vote thereon as herein provided, and any by-law adopted by the shareholders may be amended or repealed by the board of directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular by-law.

                                   Article XI

                    ELECTION NOT TO BE GOVERNED BY CHAPTER 7B
                         OF THE BUSINESS CORPORATION ACT

    The Corporation shall not be governed by, or be subject to, any of the terms, provisions or restrictions set forth in Chapter 7B of the Michigan Business Corporation Act (the "Act"), being Act No. 58 of the Public Acts of 1988, Michigan Compiled Laws Sections 790 through 799. This Article XI is intended to provide, as permitted in Section 794 of the Act, that said Chapter 7B of the Act shall not apply to any "control share acquisition," as defined in Chapter




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7B of the Act, of shares of the Corporation.

  Reference is made to Article X of the Third Amended and Restated Articles of Incorporation. Pursuant to said Article X, for so long as there shall be shares of Class B Common Stock issued and outstanding, this Article XI of the by-laws shall not be amended, rescinded or repealed unless such action to amend, rescind or repeal is approved by the affirmative vote of the holders of a majority in voting power of the then issued and outstanding shares of Class A and Class B Common Stock voting as a single class. As provided in Article X of the Third Amended and Restated Articles of Incorporation, at such time as there shall be no shares of Class B Common Stock issued and outstanding, this Article XI may be amended, rescinded or repealed in any manner provided in Article X of these by-laws.